UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kusocinskiego 3, Torun, Poland	87-100
(Address of principal executive offices)	(Zip Code)

+48505259170

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Neuromama, Ltd.’s current report on Form 8-K/A is being filed by the Company to correct numerous grammatical and spelling errors contained in the original Form 8-K which was filed with the Commission on July 9, 2013.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to: the viability and value of our patents and other intellectual property as well as our ability to research and develop new intellectual property, information about our ability to raise capital, joint venture and other relationships with contract parties, anticipated operating results, product acceptance, our financial condition, profitability, and the liquidity of our securities.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report.  You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect.  We assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01.

Entry into a Material Definitive Agreement.

On June 13, 2013, Neuromama, Ltd. (the “Company”) entered into a Domain Name Purchase and Transfer Agreement with Alexander Vikoulov to purchase all of Mr. Vikoulov’s rights, title, and interest in and to the domain name www.neuromama.com and any and all goodwill associated therewith.  The Company purchased the domain for the total sum of U.S. $3,000, which will be paid by the issuance of 100,000 shares of the Purchaser’s common stock to Mr. Vikolouv, within 15 days of execution of the Agreement.

Item 5.01.

Changes in Control of Registrant.

On June 23, 2013 a change in control of the Company occurred when Ms. Barbara Walaszek sold all of her 3,500,000 shares of common stock to Mr. Alexander Vikoulov for cash consideration of $20,000.  Mr. Vikoulov now has voting control over 82.9% of the Company’s outstanding and issued common stock.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 23, 2013, the Company received a resignation notice from Ms. Barbara Walaszek as President, CEO, Principal Executive Officer.  She will remain as our Secretary, Treasurer and as a Director.

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Ms.Walaszek’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On June 23, 2013, the Company appointed Igor Weselovsky as President, Chief Executive Officer and as Director.  Mr. Weselovsky brings over 22 years of conventional and unconventional entrepreneurial and managerial experience to the Company.  His career included executive positions at B”N’B’ Corp. and JinWo Corp. (S.Korea) (export-import) (e-Commerce) and BBC Monitoring (U.K) (Media).  Mr.Weselovsky has unique perspective, know-how and expertise to combine and extend online and brick-and-mortar businesses in line with current and future projects of the Company. He holds a B.S. degree from Novosibirsk State Radio & Electronic College.  From 2008 to present, Mr. Weselovsky has worked as an individual  entrepreneur has been involved in research, design, development and implementation of various projects.

On June 23, 2013, the Company appointed Vladimirs Solovjovs as Chief Operation Officer and as Director. Mr.Solovjovs is a seasoned technical professional with over 10 years of high technology-related background.  Prior to joining the Company his career included executive positions as the Head of Development department  at SIA TELENET from 07/2010 to 07/2013, IT Project Manager at SIA Republic Performance from 04/2009 to 06/2010, Technical Director and CFO at SIA Baltinet  Data from 09/2005 to 02/2009. Mr.Solovjovs has obtained his technical background in Riga Transport and  Telecommunication Institute and continues studies at Moscow State University of Economics, Statistics and Informatics Riga Branch. In addition he has the AFW Wirtschaftsakademie Bad Harzburg GmbH diploma in project management.

On June 25, 2013, the Company appointed Alexander Vikoulov as a Director.  Mr. Vikoulov has an extensive background with over 22 years of hands-on experience in financial sales, accounting, consulting, and asset management. Prior to joining the Company, he held an executive position as a Business Consultant with Alinvest Capital Group. From 2001 to 2005 Mr. Vikoulov held positions as San Francisco Office Manager of First Data Corp.  From 1999 to 2001 held position of the Financial Advisor with Prudential Securities (San Francisco, CA).  From 1990 to 1994 Mr. Vikoulov served in a position of the President & CEO of Sibmarket Financial Company in Novosibirsk, Russia. While managing Sibmarket Financial Mr. Vikoulov served as a Director of the Board at Siberian Stock Exchange in Novosibirsk, Russia.  He started his financial career at Incombank in Moscow, Russia in 1990 as Financial Analyst. Mr. Vikoulov graduated with a BBA degree in Finance from Armstrong University.

The persons above will serve as our Directors and officers until their duly elected successors are appointed or they resign.  There are no arrangements or understandings between the persons above and any other person pursuant to which they were selected as an officer or director.  There are no family relationship between the persons above and any of our officers or directors.  Except as disclosed, the persons above have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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Item 8.01.

Other Events.

As a result of the acquisition of the domain name and website disclosed in Item 1.01 above, the Company has decided to change its focus to operating the NeuroMama.com search engine.  Below is some information about the search engine and other business.

This document will explain in plain English the sensational design of this overall concept with particular emphasis on its development and implementation phases as well as the benefits to shareholders, partners, staff and clients, as well as provide the facts to support your conviction, confidence, and certainty in making a positive choice on this fascinating opportunity.

This document will detail the necessary contributions in order to participate in this project and to take advantage of these breathtaking opportunities as well as describe the perception of the completed project, and the prestigious team of skilled, accomplished and disciplined specialists who are ready, willing, and able to turn this perception into a reality.

NeuroMama Content Distribution Platform has been researched, designed and being developed, implemented, managed and operated by taking into consideration the following perspectives:

* Financing.

* Sales, Marketing, Advertising and Public Relations.

* Magnets and Attractions.

* Management and Operations.

 * Utilization of NeuroMama, Ltd. resources.

Although NeuroMama is a big project, it is a modular project and represents  a  host successful moneymaking formulas. Every single element of NeuroMama is operating somewhere in the world today and is generating substantial profits for its shareholders. We will create Joint Ventures among the top companies specializing in managing and operating similar businesses, which make NeuroMama for others or for themselves. We will pay these companies a certain percentage of gross sales, as well as an override on products and services provided for the benefit of NeuroMama. We will reward these companies for reaching and exceeding  NeuroMama's financial goals with cash, stock and options.

NeuroMama's task is to identify the type of synergetic businesses with consistent and successful money making formulas and to strategically combine them into  the NeuroMama business model, which will enjoy multiple revenue streams, with each one of them benefiting from synergy of other business elements and resulting in high EBDTIA margins . NeuroMama's task is to identify the marketing strategy, which will provide the most exposure to NeuroMama and deliver savings on marketing, advertising, public relations, management and operations to businesses of NeuroMama.

NeuroMama's task is to capitalize on savings which are delivered by utilizing services of NeuroMama Family of Companies received on  a  cost or cost plus basis. NeuroMama's task is to capitalize on its own contacts and relations as well as to network with individuals and companies, which has established business and/or personal relationship of management, shareholders and partners. NeuroMama's task is to provide general design, marketing strategies and to coordinate execution of each element of NeuroMama and NeuroMama as a whole. NeuroMama's task is to capitalize on the resources provided by NeuroMama's family of companies at no cost, at cost, or on the cost plus basis to develop library of entertainment assets, which is expected to provide a safety net for NeuroMama Family of companies’ shareholders.

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The entertainment assets will secure shareholder value and insure shareholders against changes in business climate, competition, economy, preferences of consumers, as well as NeuroMama own business failures. Every traveler knows, a journey is a lot less risky when you have directions. Therefore, NeuroMama has clearly defined its long term goal, which is to create the portfolio of entertainment and internet assets by producing its own content, acquiring content produced by other companies, as well as acquiring companies which own libraries of entertainment and internet assets. As a part of the distribution goals, NeuroMama will license its content to US and foreign distributors of entertainment content, NeuroMama will also package its own or licensed content, develop new TV channels, and distribute  these channels by connecting it to existing cable and satellite networks.

To achieve these goals NeuroMama will need resources. This project has been selected as the interim vehicle for the development of these resources, which will consist of a search engine, online retailing, streaming platforms to broadcast to a potential market of  7 billion people.

We want to give access to the best financial research resources to  the  users of  the NeuroMama Content Distribution Platform. We had created the most comprehensive portal for the most discriminating investors and professionals in  the  financial industry, who are doing their research for themselves and for others. We have assembled the best research tools in the world in one place and are ready to make it available to everyone who is willing, ready and able to take advantage of our implementation.

Our future strategic assets will consists of ocean front property,  commercial rental property, hotels, sports and live entertainment venues.  These assets as well as the income it generates should support high market capitalization and high liquidity levels of  the NeuroMama family of companies equities.

Highly liquid equity will represent an ultimate acquisition currency to accelerate NeuroMama' s growth and to achieve its long term goals to create  a  portfolio of entertainment and internet assets.

When additional funds will be required, in order to implement the first and the second phase, NeuroMama will raise required capital by selling financial instruments to high net-worth foreign accredited investors under Reg. D. 506 Private Placement, and implement Secondary Public Offerings.  There is no guarantee that we will be successful in raising funds.

At the appropriate time along with foreign investors, others will be invited as well to make the initial investment into NeuroMama, and to consider future investments. Investors payoff will have the following five characteristics. It is simple. It is fair. It emphasizes trust rather than legal ties.

It will not blow apart if actual differs slightly from plan. It will not provide perverse incentives that will cause one or both parties to behave destructively.

The notion – like the idea that excruciatingly detailed financial projections are useful – is nonsense. New ventures are inherently risky, what can go wrong will. When that happens, we hope that our investors don’t panic, don’t get angry, and don’t refuse to advance the company more money. By contrast, we hope that our investors roll up their sleeves and help the company solve its problems.  We think about capital acquisition as a dynamic process – to figure out how much money we will need and when we will need it.

The way we accomplish this is by treating the new venture as a series of experiments. Before launching the whole show, we launch a little piece of it. Then we will convene a focus group to test the product, build a prototype and watch it perform, conduct a regional or local rollout of a service. Such exercise will reveal the true economics of the business and will help enormously in determining how much money our venture actually requires and in what stages. We will raise enough, and investors will invest enough capital to fund each major experiment. Experiments, of course, can feel expensive and risky. However, it will prevent disasters and help create successes. It is a prerequisite of a winning deal.

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We assure you that our business model is not an albatross that hangs around the neck of our entrepreneurial team, dragging it into oblivion. Instead, our business model is a call for action, one that recognizes management’s responsibility to fix what is broken proactively and in real time. Risk is inevitable, avoiding risk impossible. Risk management is the key, which will tilt our venture in favor of reward and away from risk.

Our goal is to demonstrate mastery of the entire entrepreneurial process, from identification of opportunity to harvest. It's up to the management to turn the shareholder's perception into a reality. Not because the people part of the new venture is the most important, but because without the right team, none of the other parts really matters.

What and whom we know are matters of insight and experience. How familiar  are  the team members with industry players and dynamics? We are, not surprisingly, value managers who have been around the block a few times.We believe that ideas are a dime a dozen: only execution skills count. Although, we are convinced that all of our ideas are great. However, in case we had made some mistakes, they'll make a switch for another idea, and shareholders will make money one way or the other.

Manufacturing of Tablets, Smartphone type devices and other accessories.

NeuroMama is in the process of concluding the transaction to integrate into NeuroMama operations, and its growth strategy a leading and advanced manufacturer of mobile phones and accessories. This manufacturer has committed to bring the best phones and accessories available to complement users’ mobile lifestyle. It has been focused on providing the best feature phones, smart phones, MID and portable backup battery for iPhone, iPad, Samsung, HTC, etc. and USB car charger and battery Chargers. The manufacturing Center is located in Shenzhen, while it has set up its overseas sales and support center in Hong Kong.  Its products have been exported to over 30 countries.

Since inception, great importance to product development and quality has been instituted. It's the ISO9001:2000 certified company, meanwhile most of the items get the certification of CE, FCC, Rohs, UN38.3, Allianz insurance etc. Most of the products series have been patented, and had received the HI-TECH Award in 2010 from the Chinese Government.  Besides its own brands, it also  provides OEM and ODM services according to customers' requirements. Through years of hard work, they have gained an excellent reputation in the industry, with particular emphasis on quality and customer service.

This Chinese manufacturer has been creating value for customers and will create value for NeuroMama and its shareholders.

Under the umbrella of NeuroMama, it will continue to keep innovative and enterprising, committed to being the world’s most remarkable mobile phone and phone accessories suppliers of products and services.

NeuroMama.com – The Search Engine based on Neural Technology

NeuroMama.com is a websearch engine engineered and powered exclusively by 21st Century technology. It is a unique search technology product of collaboration between a gold-standard team of application developers in many countries and Russia’s leading research and development centers for mathematicians, engineers and behavioral psychologists using neural technology principles to add natural, rational reasoning and learning capability to artificial intelligence systems.

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The neural technology patents (soon to be filed in Russia and US) enable  the NeuroMama.com search engine to produce results analyzed from elements like visitation frequency, dwell time, drill depth and numerous other complex algorithms. NeuroMama's artificial-intelligence-based robots, created with the help of state-of-the-art neural programming technology are web crawlers that can think and learn. Using neural programming, NeuroMama.com is active not passive, it does the thinking, sorting and categorization for you while learning along the way.

NeuroMama.com protects users’ privacy.

One other thing NeuroMama.com does  is protects privacy. NeuroMama doesn’t record user IP address or track searches. Every time regular search engines  are  used, user search data is recorded. Other search engines capture user’s IP address and make a record of users search terms, the time of the visit, and the links  the  user has chosen - then they store that information in their database. Those searches reveal personal information about users, such as their interests, personal family information, political preferences, medical conditions, and more. This information is very valuable to marketers, government officials, hackers and criminals. Major search engines have collected a lot of personal information on individuals.

Russia’s advanced school of mathematics.

CEO’s of many Internet companies go to Moscow to lure away Russian programmers. The Russian government urges these internet giants to abandon their plans.  The reason CEO’s are looking for Russian programmers  is because it is common knowledge that former USSR and now Russia’s mathematicians are exceptionally well educated and arguably the best in the world. This is why Russian professors of mathematics are teaching today in most of the world's prestigious universities, and best programmers in Silicon Valley are originally from the former Soviet Union. There  are  very  few  computer  programmers  in the world, including the  U.S.,  whose  area  of  expertise  is  Neural Technology. Most of them are Russians with a mathematical background, and they command salaries of around a million dollars per year.

While we do pride ourselves on not reinventing the wheel with every new product released, we do know it is important to set ourselves apart from the rest of the industry leaders. We need to make our own mark and we intend to do this with the most innovative and most accurate search engine. We will offer frequent search points to every one of our users which will provide for valuable product and service discounts. We will try to appeal to both the user and the advertiser.

Our Content Delivery Network (CDN) is in the beginning phases of development and implementation. This network will be the backbone of all our Internet search business.  We intend to strengthen our CDN strategic relationships that allow us to move our business forward until we are fully implemented. We believe the industry has never been more ready to see a new company using technological advancements.

NeuroZone—a Virtual Mall For All the World’s Shoppers

The Engine of NeuroZone is already up and running (test mode only).  The API for connecting online retailers is already implemented.

NeuroZone will leverage all the promotional, marketing and technologic power invested in NeuroMama’s entire stable of highly integrated, symbiotically compatible projects and strategic relationships to create the world’s first and to date only viable competitor to mega-etailers like Amazon and eBay.

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Structurally, NeuroZone will differ substantially from Amazon and EBay by allowing both buyers and sellers – TENANTS from throughout the world to connect and do business on a highly advanced, three-dimensional internationalist platform enabling a simulated mall experience in which all  of  the world’s vendors have equal, seamless access to all the world’s shoppers.

The NeuroZone has a global outlook combined with our unparalleled live-action animation technology, massive advertising and promotion campaigns on vendors’ behalf, reduced shipping rates available to tenants via preferred customer status  we intend to secure  with UPS and FedEx nationally and globally. With our one-stop problem solving and customer relations department, we expect the NeuroZone to quickly become the hippest and happiest shopping venue in cyberspace upon its launch in Q4.

FSR – Frequent Searcher/Shopper Rewards

Another key benefit to Tenants is NeuroMama’s FSR – Frequent Searcher/Shopper Rewards, where shoppers will be rewarded for shopping in NeuroZone and buying from NeuroZone Tenants.

The NeuroZone section of NeuroMama’s CDP (Content Distribution Platform - NeuroPlatform)  is anticipated to  be one of the most profitable.

Where Amazon and Ebay segregate the products and vendor stores presented to customers by domain name country code, NeuroZone will display a tenant’s storefront to end users in every country from which that vendor accepts orders.

The NeuroZone will have special NeuroZone Search, which will list requested products of Tenants, which will ship these products to NeuroZone Shopper’s IP location if the shopper is in the country from which Tenants accept orders.

The NeuroZone’s International Village approach to online mall offers unique benefits to shoppers as well as tenants – benefits almost impossible for retail giants wedded to old gen technology by their massive investments in hardware and infrastructure to match.

As just one prime example, NeuroZone guests “window shopping” like the millions of consumers trekking the corridors of brick-and-mortar malls every weekday evening and weekend afternoon, will be given a choice  of  what country, and in many cases region, they would like to visit.  Choosing “Paris,” as an example, they will be instantly hyperlinked to a 3D, fully animated virtual representation of the Boulevard Saint Michel, or the Rue Saint Honoré, or the Champs Elysées. Strolling through these legendary shopping districts they will find the intriguing storefronts of the NeuroZone’s Parisian vendors, each of them thematically rendered to perfectly mesh with the architectural style, color palette and overall ambience of the district they’re in and the simulated buildings surrounding them.

Entering a tenant’s establishment, NeuroZone visitors will be presented with a shopping experience that as closely mimics what they would find in the brick and mortar version of the store as possible.

Does that Tenant typically service brick-and-mortar customers by having live sales “consultants” present the latest fashions in clothes, jewelry and accessories with runway models displaying them one piece or outfit at time?  Our virtual consultants and models  are expected to digitally duplicate that experience.

Were you actually in Paris scouting the boutiques in the Butte aux Cailles, you might easily exit a fashion house such as the one above, cross the narrow cobblestone street and find yourself in a young, edgy, trendy clothes emporium where the entire stock is crammed onto racks, stuffed into bins or heaped on tables that might be in the middle of a particular aisle at 4 p.m. and somewhere  else entirely at 7.

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In the NeuroZone, this business model will also be faithfully replicated in pixels by our advanced 3D rendering and predictive behavior algorithms. Shoppers will be able to smoothly mouse through the store and slide hangers back and forth on the racks before selecting one to pull down and examine in full multi-dimensional, 360-degree-rotatable form. Likewise, shoppers will be able to virtually root through bins and tables full of merchandise as mini-descriptions and -- where applicable -- special price offers and deals pop up in  a  transparent window for each item they highlight. Never before has Internet shopping been like this.   Never before has any company even attempted to so boldly meld advanced e-commerce, video game animation, relational object modeling simulation technologies into a single application totally dedicated to recreating a real-world commercial environment in pixels and silicone, algorithms and assumptions, zero and one digits and multi-dimensional display scenarios.

And never before has an Internet shopping service been marketed like the NeuroZone. In developing the NeuroZone, we started with one advantage that no other major Web etailer, no matter how massive its presence, has, a true partnership with a major search engine. Not a “strategic relationship,” not a “cross-branding agreement,” not a “data-sharing contract.” But a real parent-child relationship, with NeuroMama.com being the NeuroPlatform, providing to an end-user with experiences found today on many different sites and yet to be discovered only on NeuroPlatform.

NeuroPlatform

Although today this platform consists of only an advanced search engine, the NeuroZone is being built rapidly as the 2nd element, with other elements such as:

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An Internet Browser – NeuroConnect - we are working on developing browser software for DOS and Apple operating systems and all types of tablets and smartphones.

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Social networks– NeuroWorld.

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NeuroArchives–TviMama – we are working on a video on demand and streaming platform with ethnic language TV programming.

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Special for online gaming network –NeuroSphere – we are working on designing and developing software to accommodate online game developers and players using regular games specifically designed for - NeuroSphere educational games.

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NeuroMediaCenter – we are working on developing an online television streaming live broadcasting network of TV stations around the world.

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NeuroStudio –we are working on developing an online facility with tools and libraries of audio-visual-digital-photo content aiding users of NeuroPlatform to create TV programing and feature films.

Research, Design, Development and Implementation of NeuroPlatform.

Some of the NeuroPlatform’s elements are under research, some are being designed, some are in various stages of development and some, such as NeuroMama search engine and NeuroZone online shopping mall, are in the implementation stages.

NeuroZone uncompromising solution - Socratic Method Search Alternative (SMSA)

Our ability to develop solutions is a  great advantage.  There are pitfalls in which a single slip or misstep could lead to the deadly perception that the integrity and non-biased nature of NeuroMama.com search returns were being compromised to support the NeuroZone and its tenants. Over the past year, our development team on three continents tested and discarded literally scores of potential solutions to this problem before creating one that really works – a simply elegant solution that will honestly drive traffic from the

NeuroMama.com search engine to the NeuroZone and its tenants without in anyway effecting the quality of our organic search returns. Without stealing any onscreen real estate from our organic search returns by stuffing promo and ad messages at the top of each page.  There are no limitations on traditional keyword search advertising.

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We call our new technology, SMSA … the Socratic Method Search Alternative. What SMSA does is analyze each search query to identify whether it involves the end user shopping for something. If it does , SMSA formulates a number of short questions that appear in a box above the keyword ad returns next to the column of organic hits.

As a simple example, to continue our “shopping in famous places” scenario. A search for “bikini” would return the top 10, 20 or 50 (number of returns per page is user selectable in NeuroMama) totally organic “bikini” sites in the usual central column. Next to it, the SMSA box would pose links formulated as questions.

-Would you like to visit virtual Paris to shop for a bikini?

-Would you like to visit virtual Rio to shop for a bikini?

-Would you like to see a list of NeuroZone bikini shops offering NeuroMama Frequent Searcher/Shopper Reward points with every purchase?

NeuroImages.

-Would you like to go to NeuroImages and see the latest bikini styles in exotic beach locales? (Clicking an image will take you directly to a NeuroMama’s NeuroZone e-tailer who stocks that style.)

NeuroBot - ranking algorithm.

The platform is quick, clean and very, very effective while maintaining a total, unbridgeable firewall between the organic returns and the SMSA questions because NeuroBot and our other ranking algorithms operate entirely independently of the neural technology logic circuits formulating the SMSA box questions.

But that’s just one element of the NeuroZone advertising and promotion program. We will also be heavily marketing the NeuroZone on most of the other services offered on our proprietary, wholly owned Content Delivery Platform (CDP - NeuroPlatform).

NeuroArchives of around 1,000,000 TV programs, feature films and Subscribers.

NeuroPlatform has strategic relationships with various providers of TV programming over the internet. These providers have approximately 1,000,000 TV programs and feature films in various languages in their archives.

These providers have millions of paid subscribers to  multiple  language streaming media content on their own streaming platforms.

NeuroArchives will be up-loaded with 1,000,000 TV Programs and feature films in  multiple language programming.

Users will have access to TV programming in their native language on TViMama.com and will be receiving the NeuroZone messages as well in their native tongues.

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Vertical Integration, strategic relationships and no-cost advertising opportunities.

The Company will receive free advertising time on 4 TV Networks  soon-to-be developed and connected via cable and satellite networks to Russian and Hispanic channels, which will reach hundreds of millions of viewers around the world.

Hundreds of millions of viewers of these 4 TV networks with music , independent film producers, sports, financial and action lifestyle formats of these TV networks will likewise be exposed to the NeuroPlatform and specifically  the NeuroZone promotional blitz as will the uncounted millions viewing our networks via OTA (over the air) or cable broadcasts.

NeuroMama marketing naming rights strategy.

A bit further down the road, the NeuroZone and its tenants will benefit substantially from NeuroMama.com’s planned billion-dollar commitment to purchase exclusive naming rights for all the attractions and venues at the massive Mega Resort/Casino/Convention/Sports and Theme Park complex currently in the design stages to be developed in Las Vegas.

NeuroPay, NeuroDollars, and Monetizing options.

NeuroZone is also blazing new trails for its providers and vendors by bringing creative financing to the world of e-commerce storefronts with a range of payment options including, but not limited to, NeuroPay and NeuroDollars, straight commissions on sales, pay per click, per per online time in store, revenue and cost sharing, limited partnerships and flat fee per order.

Enhanced Relevancy Returns.

While this is  being written, mathematicians, computer science engineers and application code writers continue to work ceaselessly on improving, enhancing and embellishing NeuroMama’s core search engine. Taking our revolutionary self-learning, duplicate filtering and ERR (Enhanced Relevancy Returns) algorithms to new levels, closing the gap between neural and intelligence and human intelligence, surging toward the glorious day when it should be possible for NeuroMama to look at your previous search history, habits and preferences and correctly determine whether you are looking for information on the latest high-definition technology or a place to get a great price on a new TV.

NeuroMama.com Search Engine based on Neural Technology.

The fact is computer systems and programs designed with neural technology are simply better than legacy computer systems and applications because they learn while they earn. Regular computer programs, such as Google’s circa 20th Century search engine, are only as smart as the people who designed them.

Computer programs designed with neural technology, however, are based on extraordinarily complex mathematical algorithms that enable them to learn from the humans who are using them.  This separates today’s sophisticated neural programming systems from earlier, crude attempts to deploy programs based on artificial intelligence. Artificial intelligence, simply put, is just a form of machine intelligence. It can only “learn” (mimic actually) from its own internal successes and failures. Neural intelligence, as the name implies, empowers a computer to learn from its daily interactions with human users.

How much more advanced are neural technology-based systems? Look at it this way, when IBM was producing chess-playing computers that regularly lost to human grand  masters, they were using artificial intelligence. Now they are using neural programing and their chess computers routinely beat the same grand masters.

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Simultaneously with the ongoing, constant and continuous upgrading of the NeuroMama.com search engine itself, a dedicated group of highly experienced functionality, ergonomics and behavioral scientists are constantly tweaking the NeuroMamagraphical user interface to make it faster, friendlier and more engaging.

On the commercial side, teams of new media marketing specialists are busy devising new bells, whistles and  rewards for NeuroMama’s one-of-a-kind Frequent Searcher/Shopper Rewards program and putting the finishing technological touches on NeuroMama’s revolutionary “Dutch Auction” bid and buy keyword advertising program.

Essentially, a cyberspace adaptation of the airline industry’s Frequent Flier Miles customer loyalty programs, FSR will automatically award points to users of NeuroMama’s search engine, webmail, and various other services. Points will also be accumulated when patronizing participating NeuroMama advertisers and NeuroZone tenants.

NeuroPad and NeuroPhone

Upon launch, the Frequent Searcher/Shopper Rewards program will be populated with gift certificates offering approximately 50 to 75% off the retail price of NeuroMama’s exclusive, high-performance NeuroPadAndroid tablets and NeuroPhone Android smartphones. Other options will include highly discounted vacations to Las Vegas and other destinations, Hotels, Cruises, Airfare, Entertainment, Restaurant, Grocery & Auto discounts (see http://NeuroMama.net where actual discounts on the various  rewards will, of course, be determined by the number of points required to complete each offer.)

Unlike the vast majority of Android devices produced for the so-called white-box or generic-label trade, NeuroMama’s tablets and smartphones - NeuroPad and NeuroPhone will be built, per our orders to our vendors,  using the latest cutting-edge hardware components, the newest, most up to date Android operating system, a large number of proprietary operating technology and feature sets and additional capabilities to optimize device access and performance with NeuroMama search, shopping, networking, video streaming and other services.

To reduce out-of-pocket expenses and generate an acceptable ROI on this program, FSR members will be responsible for paying shipping, handling, custom fees and a small upgrade charge to cover the difference between their gift certificate’s value (actual value to be determined by number of points accumulated) and the value of a comparable product built to our standards.

As an example, a member who has earned a $350 gift certificate might have to pay, perhaps, $49 to cover the wholesale cost difference between competitive $350 tablets and our technologically superior NeuroPad and NeuroPhone. (Because our production runs on  tablets and phones are expected to be extremely high, our actual cost on the upgrades will be less, in this example, than $49, resulting in NeuroMama earning a profit on each unit).

It should also be noted that we intend to eventually spin NeuroPad and, perhaps, NeuroPhone, off as a standalone hardware company.  We are also currently  in negotiations to put both seven-inch and ten-inch versions of the tablet and few smartphones on sale in 400 Latin American electronics stores under NeuroPad and NeuroPhone brand.

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Frequent Searcher/Shopper Rewards – FSR

From this basis, we expect to continually add new and exciting rewards to the FSR Store.  Typical rewards such as all loyalty programs offer – advanced electronics, travel, luggage, gourmet food packs, etc. – and new exciting rewards unoffered by airlines or other businesses.

New exciting rewards selected especially to appeal to our highly Internet savvy end users. Rewards like hundreds of free hours of play on the Web's most popular game sites, free classes from some of the best online universities, free ebook and audiobook downloads, free movie rentals, discounted software and free Android App upgrades.

Once again, as with our current rewards offers, all these products, despite being free to FSR members, should, under our current marketing plan, return substantial positive revenue to NeuroMama as they will be obtained by bartering advertising discounts to their vendors.

For example, a typical barter arrangement might be structured on an 80/20 basis with the advertiser paying for the ad with 80 % product and 20 % cash.

NeuroMama’s Dutch Auction pay-per-click (PPC) auction model.

While NeuroMama’s Frequent Searcher/Shopper Rewards is an evolutionary improvement and expansion of existing customer loyalty programs, NeuroMama’s Dutch Auction pay-per-click (PPC) auction model is truly revolutionary.

What’s revolutionary about it? Fairness. Equal access to potential customers.  The auction model gives  uncounted thousands, perhaps millions, of small- and mid-sized e-trepreneurs previously reluctant to place PPC keyword ads because they could not afford to make those ads visible a reason to enter the keyword marketplace by advertising on NeuroMama.com

Simply put, NeuroMama’s Dutch Auction levels the pay-per-click advertising playing field for the very first time since the concept was introduced by a long-forgotten Website directory called Planet Oasis back in 1996.

Where other search engines automatically award the top PPC return position and the most exposure times to advertisers who bid the highest for a specific key word or key phrase, NeuroMama will have periodic time-limited auctions in which site owners will register their bids for particular words and phrases.

At the end of the auction period, the lowest bid above a reasonable reserve price will be selected as the fixed per-click cost for that keyword or phrase and everyone who bid at or above that price will be able to buy placements for that – and only that – price. Using proprietary, patent-pending technology, all the ads will be scrupulously rotated and distributed so that all the advertisers receive equal value in terms of return position, time on site, sites on which the ad appears, etc.

With the Internet Advertising Bureau reporting that pay-per-click search-engine advertising accounted for virtually 50 percent of all Internet ad revenues in 2012, one of our key goals is to make a major impact in this area as quickly as possible. The Dutch Auction system, because it will essentially blow up the existing barriers separating small budget advertisers from a successful PPC campaign will, we believe, allow us to attain this goal by bringing us untold advertisers who have opted not to participate in other search engine PPC programs.

NeuroMama development teams on three continents are nearing completion of the beta version of the NeuroZone.

We fully expect the NeuroZone, as you read in another section of this filing,  to be the world’s first and most financially successful true-to-life digital replica of strolling, stopping, and shopping at major department stores and boutiques located along the avenues, boulevards and hidden alleys of some of the most elite shopping districts on earth.

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TViMama.com

NeuroMama is completing negotiations to add both new serial television and feature film productions and hundreds of hours of existing entertainment content to the already vast collection of programs being processed and readied for native-language distribution to hundreds of millions of non-English-speaking viewers in Latin America, Eastern Europe and resort, hotel, hospital rooms and senior citizen centers around the world.

Currently live in a limited, beta version, at TVIMama.com, this service is founded on the same business model with which one of our strategic partners has used to build a Russian version of Netflix with tens of millions  of subscribers paying an average of 40 Canadian dollars a month (about the same number of subscribers as NetFlix at roughly double the monthly subscription fee.)

Some of TVIMama’s viewers, a considerable majority of them if history is any guide, will opt for highly profitable paid subscriptions while the others will receive the programming for free over advertising-supported cable, broadcast and internet networks supported by commercials which should return an equal, if not greater, revenue per viewer from the sales of commercial spots reserved for NeuroMama on each program.

NeuroWorld.

NeuroMama’s social network development process has entered Stage II in the creation of NeuroWorld, the social network with a social conscience. While it is still too early, in this world of cutthroat competition, to publically reveal all that NeuroWorld, which is still approximately a year or so away from beta status, will be, we can say that the NeuroWorld development plan calls for it to do everything current social networks do and a whole lot of things they don’t.

Neuroworld will offer a whole variety of things that revolve around improving the economic lives of NeuroWorld members with cross-channel networks organized by careers, financial goal setting, student aspirations and the reinvention of self.

Philosophically, NeuroWorld will also be the first social network to acknowledge that there is no such thing as a single society. There are only societies, many, many different societies.

There is high society. There is lower class society. There is the American Society, which like all societies based on nationality is broken up into numerous sub societies. There are societies that are defined by careers and professions and educational levels. There are societies in which membership is strictly limited by heredity and breeding.

With NeuroWorld, NeuroMama will try with every ounce of our skill and energy to encourage and promote good, productive societies and bar societies that exist solely to take advantage of the internet’s potential as a vehicle for exporting hate, exploiting children, training Improvised Explosive device makers and otherwise infecting our world with ever increasing darkness, fear, slaughter and oppression.

And lest you think that a social network with a social conscience is not a potentially monumentally profitable commercial endeavor, we should like to assure you that we’ve run the numbers and every university and think tank study agrees: major advertisers, the ones that really matter, the ones whose ad buy budgets run beyond “mere” millions into tens of millions overwhelmingly prefer running campaigns on the sunny side of the street.

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Amnistya Children’s Foundation (ACF) and Amnistya’s causes.

Plans for the Amnistya Children’s Foundation (ACF), a public service organization  which  is strategically related to the NeuroWorld social network, are being refined and finalized under the guidance of volunteer directors from the worlds of academia, enterprise and social services.

Dedicated to helping make this world a better, healthier planet, a better place for our children and grandchildren and their children to grow up in, to thrive in, a world where they can truly become all that they can be and all that we would hope them to be, ACF hopes to eventually to raise hundreds of millions of dollars for charitable purposes.

In the environmental area NeuroWorld supports  Amnistya's causes, and will be promoting Amnistya’s fundraising efforts for financing to shut down a proposed nuclear fission plant near Lake Baikal, the deepest, purest lake in the world. This nuclear plant, if not stopped, has the potential to make Chernobyl seem like a backyard bonfire if and when disaster strikes.

We also intend to aid Amnistya in its efforts to bring the reality of global warming and the melting icecaps home to people. Do you know that 80% of the ice cover on Mount Kilimanjaro in Africa, a glacier that has existed for 11,700 years, has disappeared in the last one hundred years?  Even more frightening, the annual loss -- which was 1% between 1912 and 1953 -- has escalated to 2.5% in more recent times. At that rate, Mount Kilimanjaro will be totally ice free in as little as 10 years.   Just imagine what kind of havoc that rate of change will have on the millions of acres beneath that mountain. In Russia, along with our efforts to shut down the nuclear plant near Lake Baikal, we will also work to stop the ongoing destruction of the Siberian forests, forests which currently contain 25% of the world's trees and generate 25% of the planet's oxygen.

On the cultural front, ACF will support artists, musicians, sculptors, architects, anyone who devotes their talents to the creation of classical works of music or other art that  embodies themes of timeless beauty, cultural tradition and convey a sense of trust and security. The Foundation will also provide worldwide support for the sport of rhythmic gymnastics, which is the fastest growing Olympic sport for young girls.  It would give them unique opportunities for artistic expression.

In addition to its own charitable activities, ACF, working through the NeuroMama.com search engine and the NeuroWorld social network, will enable both existing charitable organizations and individual compassionate people to more easily engage in fundraising for good causes.

NeuroSphere - online educational video game division’s NeuroPlay.

It will provide protection to donors by screening individuals and groups claiming to be legitimate charities and provide back office functions such as collections, record keeping, filings, providing tax receipts to claim deductions, etc. to nonprofit organizations.

Our online video game division - NeuroSphere, is currently researching its first suite of fully interactive, three dimensional, educational games for use in both classroom and home schooling environments.

Taking advantage of the same proprietary state-of-the-art, high-speed, ultra-wide pipeline Content Distribution Platform that powers the NeuroMama.com search engine, the NeuroZone, TViMama, and all our other in-house and under contract content deliveries, NeuroSphere programmers and their collaborators from the educational technology industry, soon  expects to build K-12 programs that merge the latest concepts in computer learning with the most advanced technologies in animation, simulation and automated testing and grading.

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With one-click resolution shifting and control platform morphing technology to make each game consistently fully featured and user friendly on displays ranging from 80-inch multimedia whiteboards in classrooms to home-based laptops and tablets, each NeuroSphere Edu-Game will be scalable for use by a single student, a small group of online collaborators, or an entire brick-and-mortar class.

Following the release of the English-language version of the games, NeuroSphere expects to immediately begin the process of morphing their basic contents and technologies into similar games suitable for use by students representing other major languages, cultures and educational philosophies.  With analysts at the highly respected market tracking firm of DFC Intelligence predict that the educational games market will reach $5 billion in 2016, we believe NeuroSphere’s and NeuroPlay's contributions to NeuroMama’s bottom-line will be both substantial and sustaining in all near- mid- and long-term financial scenarios.

ION FUSION – NeuroFusion.

As this is being written, nuclear physicists and mathematicians affiliated with NeuroMama are over-heating their computers attempting to analyze the feasibility of a potential breakthrough in the field of clean, safe, nuclear power generation.

Theoretically, atomic fusion, the safe and sane flipside of atomic fission. is a virtually perfect energy source. Unlike fossil fuels, it releases no hydrocarbons or other pollutants into the atmosphere, contributes nothing to global warming and, since it is fueled by hydrogen atoms, the only natural resource it requires is water which, while in short supply in some areas, is available in abundance in most places on earth.

Unlike the much more familiar (think Hiroshima, Nagasaki, Three-Mile Island, Chernobyl and Fukushima) nuclear fission technology, atomic fusion reactions are not dependent on such highly explosive elements as uranium or plutonium, thus eliminating the possibility of catastrophic chain reactions such as occurred when reactors failed at Chernobyl and Fukushima. In a fusion reactor, such failures would result in harmless shutdowns rather than deadly meltdowns.

The Ion Fusion is the carrot which was recently handed to NeuroMama by a group of scientists and university professors and their colleagues who have been using the beta version of NeuroMama.com in their research and recently filed for a patent on a totally new approach to creating a fusion reaction by applying chemical, rather than physical, pressure to hydrogen atoms.

For a significant percentage of their patent rights, they have asked us to recruit our contacts in the Eastern European scientific research community to help perfect and develop the processes described in their patent and to use NeuroMama’s unparalleled ability to disseminate information to help promote a planned demonstration project in which atomic fusion would be used to power an aqueduct system delivering water to drought-stricken parts of the Southwest United States and Mexico.

That’s the carrot. The stick is that some of the best brains in the scientific community have been trying to create a large-scale, economically feasible fusion reaction since the latter days of the Manhattan Project that invented the atomic bomb almost 70 years ago.

There’s also an unknown but somewhat encouraging factor. Despite almost seven decades of failure, the scientific community, by and large, still believes that atomic fusion is not a myth, not an impossibility, not a technology with no future.  Quite to the contrary, the prevailing opinion is that atomic fusion should have, could have, would have, and will have a major role to play as an energy supplier to tomorrow’s world as soon as someone somewhere figures out how to make it work.

As evidence of this attitude one need look no further than the science news reports from May 24, 2012. On that day, in an almost unprecedented display of international cooperation in the realm of pure scientific research, the governments of the United States, the European Union, Russia, China, South Korea, Japan and India agreed to jointly finance an experimental $14 billion atomic fusion reactor scheduled to go online in the south of France some time in 2016.

IMPORTANT NOTE AND DISCLAIMER: Among respectable, totally qualified scientists and other experts, the subject of atomic fusion has long been almost as explosive as its “evil” twin atomic fission. While there is little doubt that fusion is possible and even attainable as long as the amount of energy produced is miniscule, there is heated debate as to whether production of enough energy to be useful for anything can be achieved without costing substantially more per unit of energy produced than alternative sources.

Therefore we would like to emphasize that NeuroMama’s NeuroFusion involvement with the fusion project at this point is strictly limited to having experts at  institutions of higher learning already collaborating with us on other projects  to  study the feasibility of the patent filings presented to us. We have not, to date, invested a single dollar in atomic fusion and none of the financial, marketing or other data referenced in this filing has in any way been impacted positively, negatively or in any other way by projections based on any participation by NeuroMama in this or any other project involving atomic fusion.

However, we are planning to package this project for further promotion by investing in the Point of Sale material for Ion Fusion project and use our strategic contacts in Eastern Europe, China, Mexico and US, such as  the political, natural resources exploration companies, producers of steel, cooper, aluminums and other building materials as well as strategic investors.

The optimum goal for NeuroMama is to use its contacts and strategic European investors’ money to structure the NeuroFusion project where NeuroMama will  maintain controlling interest.

Live Entertainment – Strategic Marketing Strategy via Aces of Acts and FantazmusCircus.

Hundreds of the most skilled performance artists in the world are donning their costumes, applying their makeup, grooming their animals and adjusting their trapeze rigging prior to stepping onto the center stage or into the center ring to thrill, amaze, amuse and, most of all, entertain yet another new audience at one of Aces of Acts thousands of live performances.

With offices in Las Vegas, Los Angeles, Moscow and London, http://AcesofActs.com Aces of Acts is NeuroMama’s live entertainment strategic partner and goodwill ambassador to the world. Seamlessly blending hundreds of years of European circus and modern cirque style entertainment, Aces of Acts mega production extravaganzas combine unique music, choreography, athleticism and comedy with an emphasis on acts and performers representing specific countries and their circus traditions. http://FantazmusCircus.com

In addition to staging command performances in major arenas from Moscow to Madrid, Aces of Acts is a gold-standard cirque-style talent broker which represents the vast majority of featured artists in all the numerous Cirque de Soleil productions around the globe and supplies special event entertainment to an A List of over 150 Fortune 500 companies, professional sports organizations and fraternal associations.

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Aces of Acts is a major marketing tool  that will be used by NeuroMama to generate publicity, rev up excitement, help brand all of our existing companies and services and entertain potential strategic partners, programming providers and other significant players in the industries in which we operate.

Originating from such respected and well-known creative environments as the Moscow Circus, Cirque du Soleil, Il Circo, Cirque Equinox, Balagan, and the Polish National Circus, Aces of Acts artists bridge the gap between the theater and big top to take spectators on a magical journey to a timeless land where talent and dedication merge into rapture.

NeuroMama Vacation Club is a part of  the  Frequent Searcher/Shopper Rewards program.

Currently, a lot of progress is underway to convert premium retail space in the Las Vegas Fashion Show Mall to the first of three planned sales offices for NeuroMama’s initial brick-and-mortar resort initiative, the NeuroMama Vacation Club.

NeuroMama Vacation Club in Las Vegas is intended to serve as a prototype for similar ventures in other tourist hotspots throughout the world as well as a standalone profit center.  The NeuroMama Vacation Club’s inventory of premium casino/hotel packages  are expected to  be obtained on consignment at deeply discounted wholesale rates or barter for NeuroMama.com advertising or a combination of cash and advertising.

Buying a membership in the Club for $2,000 to $20,000 will entitle a member to a free NeuroPad and other promotional merchandise and numerous discounted and free perks such as below-lowest-advertised-discount room rates, free accommodation upgrades, VIP shows and sporting event seat locations, special dining and beverage offers, free admission to select Aces of Acts performances and free gaming match chips, slot club memberships and other offers of special interest to gamblers.

The NeuroMama Vacation Club will also form an integral part of NeuroMama.com’s Frequent Searcher/Shopper Rewards program, with participants in the program eligible to select a free stay in one of the Club’s inventory of available rooms after earning a specified number of points. Although the initial stay in the hotel (number of nights to be determined by number of FSR points required) will be free, food, beverages, entertainment and additional nights beyond those covered by earned points will be charged at regular rates, thus producing a reasonable program ROI for NeuroMama.

Library of Entertainment Assets – Intellectual Property.

NeuroMama’s own corporate version of Fort Knox, our portfolio of entertainment assets and other intellectual property, is being meticulously tended  to by experts in creating highly recession-resistant assets of long-term value out of what are essentially sheets of plain white paper, reels of obsolete 35mm film and spools of two-inch wide videotape.  What will we put in this portfolio?  Copyrights, patents, distribution agreements, manufacturing and branding licenses.

At NeuroMama, our initial portfolio of intellectual property assets will be of three types:

1.

Patents on our core technologies which, like all patents, will time out and expire in 18 years.

2.

Copyrights on the entertainment content we are acquiring for TVIMama.com and our other cable, broadcast and Internet content distribution systems.   In time, these entertainment properties should total tens of thousands of featured films, hundreds of thousands of hours of broadcast and cable TV series, special events, sports, and education programs.  We have millions of hours of programs which we either own outright or hold exclusive distribution and exploitation rights for the countries and continents in which we do business.

3.  Trademarks and service marks on specific products such as the NeuroPad and Aces of Acts, Amnystia.ws and NeuroMama Vacation Club apparel.

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RISK FACTORS

General Risks Associated with Our Business

Please carefully consider the following risk factors. If any of the following risks occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In addition, the current global economic climate amplifies many of these risks.

We have no operating history.

We were formed principally to develop and operate NeuroMama.com. NeuroMama will be a new venture which has no history of operations. We cannot assure you that we will be able to attract a sufficient number of users, affiliates or advertisers to the Neuromama.com domain to make our operations profitable.

Our operations will be subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in competitive environments, many of which are beyond our control. Because we have no operating history, it may be more difficult for us to prepare for and respond to these types of risks and the risks described elsewhere in this prospectus than for a company with an established business and operating cash flow. If we are not able to manage these risks successfully, it could negatively impact our operations.

We Face Intense Competition

The businesses we operate in are rapidly evolving and intensely competitive, and we have many competitors in different industries, including search engine results, advertising, retail, e-commerce services, digital content and digital media devices, and web services. Many of our current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Competition may intensify as our competitors enter into business combinations or alliances and established companies in other market segments expand into our market segments. In addition, new and enhanced technologies, including search, web services, and digital, may increase our competition. The Internet facilitates competitive entry and increased competition may reduce our sales and profits.

Our Moving to Live Operations Places a Significant Strain on our Management, Operational, Financial and Other Resources

We are rapidly and significantly ramping up our infrastructure, including increasing our product and service offerings and scaling our infrastructure to support our retail, services and search businesses. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

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Our Expansion into New Products, Services, Technologies and Geographic Regions Subjects Us to Additional Business, Legal, Financial and Competitive Risks

We may have limited or no experience in our newer market segments, and our customers may not adopt our new offerings. These offerings may present new and difficult technology challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may be lower than in our older activities, and we may not be successful enough in these newer activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth and negatively affect our operating results.

We may experience significant fluctuations in our operating results and growth rate

We may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.  Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for the products and services offered by us or our sellers, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

We May Not Be Successful in Our Efforts to Expand into International Market Segments

Our international activities are projected to provide significant revenues and profits, and we plan to further expand internationally. In most international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It is costly to establish, develop and maintain international operations and websites and promote our brand internationally. Our international operations may not be profitable on a sustained basis.

A downturn in general economic conditions may adversely affect our results of operations.

Our business operations will be affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our property, could result in fewer customers visiting our property, which would adversely affect our revenues.

We anticipate a significant portion of our revenues will come from advertising, and a reduction in spending by or loss of advertisers could seriously harm our business projections.

Our advertisers will generally be able to terminate their contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business.

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In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on advertising, which could adversely affect our revenues and business. Our advertising revenue could be adversely affected by a number of other factors, including:

●      Decreases in user searches, including time spent on NeuroMama;

●      Increased user access to and engagement with NeuroMama through our mobile products or other new devices in the future, where our ability to monetize is less proven than it is from use on personal computers;

●      Product changes or inventory management decisions we may make that reduce the size, frequency, or relative prominence of ads displayed on NeuroMama;

●      Our inability to increase advertiser demand, which affects pricing;

●      Our inability to increase the quality of ads shown to users, particularly on mobile devices;

●      The accuracy of our analytics and measurement solutions that demonstrate the value of our ads, or our ability to further improve such tools;

●      Decisions by affiliates to use other competing products,;

●      Loss of advertising market share to our competitors, including if such competitors offer more integrated products;

●      Adverse legal developments relating to advertising, including legislative and regulatory developments and developments in litigation;

●      Adverse media reports or other negative publicity involving us, our Platform developers, or other companies in our industry;

●      Our inability to create new products that sustain or increase the value of our ads;

●      The degree to which users opt out of search ads;

●      The degree to which users cease or reduce the number of times they click on our ads;

●      Changes in the way online advertising is priced;

●      The impact of new technologies that could block or obscure the display of our ads; and

●      The impact of macroeconomic conditions and conditions in the advertising industry in general.

The occurrence of any of these or other factors could result in a reduction in demand for our ads, which may reduce the prices we receive for our ads, or cause marketers to stop advertising with us altogether, either of which would negatively affect our revenue and financial results.

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More people are using devices other than personal computers to access the internet and accessing new platforms to make search queries. If manufacturers and users do not widely adopt versions our mobile search technology developed for these devices, our business could be adversely affected.

The number of people who access the internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as netbooks and tablets, video game consoles, and television set- top devices, has increased dramatically in the past few years. The lower resolution, functionality, and memory associated with some alternative devices could make the use of our products and services through such devices more difficult and the versions of our products and services developed for these devices may not be compelling to users, manufacturers, or distributors of alternative devices. Each manufacturer or distributor may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result. In addition, search queries are increasingly being undertaken via “apps” tailored to particular devices or social media platforms, which could affect the users think about and use search technology. As new devices and platforms are continually being released, it is difficult to predict the problems we may encounter in adapting our products and services and developing competitive new products and services. We expect to continue to devote significant amounts of attention to the creation, support, and maintenance of mobile products and services. If we are unable to attract and retain a substantial number of alternative device manufacturers, distributors, and users to our products and services, or if we are slow to develop products and technologies that are more compatible with alternative devices and platforms, we will fail to capture the opportunities available as consumers and advertisers transition to a dynamic, multi-screen environment.

Web spam and content farms could decrease our search quality, which could damage our reputation and deter our current and potential users from using our products and services.

“Web spam” refers to websites that attempt to violate a search engine's quality guidelines or that otherwise seek to rank higher in search results than a search engine's assessment of their relevance and utility would rank them. Although English-language web spam in our service provider’s search results have been significantly reduced, and web spam in most other languages is limited, we expect web spammers will continue to seek ways to improve their rankings inappropriately. We continuously will be expected to combat web spam, including through indexing technology that makes it harder for spam-like, less useful web content to rank highly. We expect to face challenges from low-quality and irrelevant content websites, including “content farms,” which are websites that generate large quantities of low-quality content to help them improve their search rankings. Our provider continually is launching algorithmic changes focused on low-quality websites. If web spam and content farms continue to increase on search engines, this could hurt our reputation for delivering relevant information or reduce user traffic to our websites. In addition, as we continue to take actions to improve our search quality and reduce low-quality content,

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. Some of our data centers are located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage, and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning

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Data security and attacks to our infrastructure are a constant and ongoing concern.

Our users, suppliers and advertisers look upon us to keep their sensitive data they have entrusted to us safe from outsiders. A data breach or attack could have huge legal ramifications, as state, Federal and international regulatory authorities and private plaintiffs would quickly react. This could cause the company to lose focus on the operations of the company in an effort to defend itself. LinkedIn recently experienced these negative ramifications first hand as it was sued for $5 million in connection with its recent data breach.  The potential damage to our company’s brand and credibility could be significant.

Maintaining the security of computers and computer networks is paramount for us and our customers. Threats to information technology security can take a variety of forms. Hackers develop and deploy viruses, worms, and other malicious software programs that attack our products and services and gain access to our networks and data centers. Groups of hackers may also act in a coordinated manner to launch distributed denial of service attacks, or other coordinated attacks. Sophisticated organizations, individuals, or governments launch targeted attacks to gain access to our network. Breaches of our network or data security could disrupt and compromise the security of our internal systems and business applications, impair our ability to provide services to our customers and protect the privacy of their data, result in product development delays, compromise confidential or technical business information harming our competitive position, result in theft or misuse of our intellectual property, or otherwise adversely affect our business.

In addition, our technology environment continues to evolve. We embrace new ways of sharing data and communicating internally and with partners and customers using methods such as social networking and other consumer-oriented technologies. These practices can enhance efficiency and business insight, but they also present risks that our business policies and internal security controls may not keep pace with the speed of these changes.

We could be harmed by data loss or other security breaches which we may not be able to recover from.

As a result of our services being web-based and the fact that we process, store and transmit large amounts of data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches, including breaches of our vendors’ technology and systems, could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us and otherwise harm our business. We use third party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support and other functions. Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry, have occurred on our systems in the past, and may occur on our systems in the future. Because of the nature of our business, we believe that we are a particularly attractive target for such attacks. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure. Any such failure may harm our reputation and our ability to retain existing users and attract new users. In addition, spammers attempt to use our products to send targeted and untargeted spam messages to users, which may embarrass or annoy users and make NeuroMama less user-friendly. We cannot be certain that the technologies and employees that we have to attempt to defeat spamming attacks will be able to eliminate all spam messages from being sent on our platform. As a result of spamming activities, our users may use NeuroMama less or stop using our products altogether.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

As a public company, we will be required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. In addition, beginning with our 2014 Annual Report on Form 10-K to be filed in 2015, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention away from day to day business activities.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the NASDAQ Global Select Market, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

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The seasonality of our business places increased strain on our operations

We expect a disproportionate amount of our advertising income and sales to occur during our fourth quarter. If we do not stock or restock popular products provided for in our FSR Program such that we fail to meet customer demand, it could significantly affect our revenue and our future growth. If we overstock products, we may be required to take significant inventory markdowns or write-offs, which could reduce profitability. We may experience an increase in our net shipping cost due to complimentary upgrades, split-shipments, and additional long-zone shipments necessary to ensure timely delivery for the holiday season. If too many customers access our websites within a short period of time due to increased holiday demand, we may experience system interruptions that make our websites unavailable or prevent us from efficiently fulfilling orders or search queries, which may reduce the volume of goods we sell and the attractiveness of our products and services. In addition, we may be unable to adequately staff our fulfillment and customer service centers during these peak periods and delivery and other fulfillment companies and customer service co-sources may be unable to meet the seasonal demand.

Our Business Could Suffer if We Are Unsuccessful in Making, Integrating, and Maintaining Commercial Agreements, Strategic Alliances, and Other Business Relationships

We provide services to other businesses through our affiliate programs and other commercial agreements, strategic alliances and business relationships. Under these agreements, we provide technology, fulfillment and other services, as well as enable sellers to offer products or services through our websites and power their websites. These arrangements are complex and will require substantial personnel and resource commitments by us, which may limit the agreements we are able to enter into and our ability to integrate and deliver services under them. If we fail to implement, maintain, and develop the components of these commercial relationships, which may include fulfillment, customer service, inventory management, tax collection, payment processing, licensing of third-party software, hardware, and content, and engaging third parties to perform hosting and other services, these initiatives may not be viable. The amount of compensation we receive under certain of these agreements is partially dependent on the volume of the other company’s sales. Therefore, if the other company’s offering is not successful, the compensation we receive may be lower than expected or the agreement may be terminated. Moreover, we may not be able to enter into additional commercial relationships and strategic alliances on favorable terms. We also may be subject to claims from businesses to which we provide these services if we are unsuccessful in implementing, maintaining or developing these services.

As our agreements terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our Business Could Suffer if We Are Unsuccessful in Making, Integrating, and Maintaining Acquisitions and Investments

We have invested in a number of companies, and we may acquire or invest in or enter into joint ventures with additional companies. As a result of future acquisitions or mergers, we might need to issue additional equity securities, spend our cash, or incur debt, contingent liabilities, or amortization expenses related to intangible assets, any of which could reduce our profitability and harm our business. In addition, valuations supporting our acquisitions and strategic investments could change rapidly given the current global economic climate. We could determine that such valuations have experienced impairments or other-than-temporary declines in fair value which could adversely impact our financial results.

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We Are Subject to Payments-Related Risks

We will accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift certificates, direct debit from a customer’s bank account, consumer invoicing, physical bank check FSR Points, and payment upon delivery. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements, and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards, electronic checks, and promotional financing, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, including data security rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. We may offer co-branded credit cards. If one or more of these agreements are terminated and we are unable to replace them on similar terms, or at all, it could adversely affect our operating results.

Improper disclosure of personal data could result in liability and harm our reputation.

As we continue to grow the number and scale of our cloud-based offerings, we store and process increasingly large amounts of personally identifiable information of our customers. At the same time, the continued occurrence of high-profile data breaches provides evidence of an external environment increasingly hostile to information security. This environment demands that we continuously improve our design and coordination of security controls across our business groups and geographies. Despite these efforts, it is possible our security controls over personal data, our training of employees and vendors on data security, and other practices we follow may not prevent the improper disclosure of personally identifiable information that we or our vendors store and manage. Improper disclosure of this information could harm our reputation, lead to legal exposure to customers, or subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. Our software products and services enable our customers to store and process personal data on premise or, increasingly, in a cloud-based environment we host. We believe consumers using our email, messaging, storage, sharing, and social networking services will increasingly want efficient, centralized methods of choosing their privacy preferences and controlling their data. Perceptions that our products or services do not adequately protect the privacy of personal information could inhibit sales of our products or services.

Our business depends on our ability to attract and retain talented employees.

Our business is based on successfully attracting and retaining talented employees. The market for highly skilled workers and leaders in our industry is extremely competitive. We are limited in our ability to recruit internationally by restrictive domestic immigration laws. If we are less successful in our recruiting efforts, or if we are unable to retain key employees, our ability to develop and deliver successful products and services may be adversely affected. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

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Delays in product development schedules may adversely affect our revenue.

The development of software products is a complex and time-consuming process. New products and enhancements to existing products can require long development and testing periods. Our increasing focus on devices and cloud-based services also presents new and complex development issues. Significant delays in new product or service releases or significant problems in creating new products or services could adversely affect our revenue.

Adverse economic or market conditions may harm our business.

Unfavorable changes in economic conditions, including inflation, recession, or other changes in economic conditions, may result in lower information technology spending and adversely affect our revenue. If demand for PCs, servers, and other computing devices declines, or consumer or business spending for those products declines, our revenue will be adversely affected. Our product distribution system also relies on an extensive partner and retail network. OEMs building devices that run our software have also been a significant means of distribution. The impact of economic conditions on our partners, such as the bankruptcy of a major distributor, OEM, or retailer, could result in sales channel disruption. Challenging economic conditions also may impair the ability of our customers to pay for products and services they have purchased. As a result, allowances for doubtful accounts and write-offs of accounts receivable may increase. We maintain an investment portfolio of various holdings, types, and maturities. These investments are subject to general credit, liquidity, market, and interest rate risks, which may be exacerbated by unusual events that affect global financial markets. A significant part of our investment portfolio consists of U.S. government securities. If global credit and equity markets experience prolonged periods of decline, or if there is a downgrade of U.S. government debt, our investment portfolio may be adversely impacted and we could determine that more of our investments have experienced an other-than-temporary decline in fair value, requiring impairment charges that could adversely affect our financial results. Factors that may affect our operating results include risks described elsewhere in this section and the following:

●      General economic conditions, including the possibility of a prolonged period of limited economic growth or possible economic decline in the U.S. and Europe; adverse effects of the ongoing sovereign debt crisis in Europe, including increased Euro currency exchange rate volatility, the negative impact of the crisis and related austerity measures on European economic growth, potential negative spillover effects to the rest of the world, the “contagion” risk of the crisis spreading to additional countries in Europe, the possibility that one or more countries may leave the Euro zone and re-introduce their individual currencies, and, in more extreme circumstances, the possible dissolution of the Euro currency; the possibility of greater austerity in the U.S. due to, among other factors, automatic sequesters, failure to raise the “debt ceiling,” or other related actions (or failure to take actions) by the U.S. Congress and executive branch and, more generally, the impact of uncertainty regarding the fiscal policy of the U.S. government; disruptions to the credit and financial markets in Europe, the U.S., and elsewhere; contractions or limited growth in consumer spending or consumer credit; and adverse economic conditions that may be specific to the Internet, ecommerce and payments industries;

●      Our ability to manage the rapid shift from online commerce and payments to mobile and multi-channel commerce and payments;

●      Our ability to improve the quality of the user experience on our websites and through mobile devices (including our customer support in the event of a problem) to keep pace with the improved quality of the user experience generally offered by competitive platforms;

●      Our ability to upgrade and develop our systems, infrastructure and customer service capabilities to accommodate growth and to improve the functionality and reliability of our websites and services at a reasonable cost while maintaining 24/7 operations;

●      Any possible future changes to our pricing, products and policies, including, among other changes, restrictions or holds on payments made to certain affiliates or in connection with certain transactions; changes to our dispute resolution process and buyer protections; upgrades at checkout on NeuroMama , including the introduction of an NeuroMama shopping cart/basket that enables buyers to add items from multiple affiliates and pay in a single checkout; changes to our fee structure; changes to the design, navigation and functionality of the NeuroMama.com website, including a redesigned homepage; changes to the checkout process, including the ability for users to connect their NeuroMama and NeuroDollars accounts more easily; new functionality for sellers to specify shipping, payment and return policies (collectively referred to as “business policies), which affiliates will automatically be opted into.

●      Our ability to retain an active user base, attract new users, and encourage existing users to list items for sale and purchase items through our websites and mobile platforms, or use our payment services, especially when consumer spending is weak;

●      Consumer confidence in the safety and security of transactions using our websites and technology (including through mobile devices) and the effect of any changes in our practices and policies or of any events on such confidence;

●      The actions of our competitors, including the introduction of new stores, channels, sites, applications, services, products and functionality, or changes to the provision or prices of services important to our success, including interchange, Internet search and smartphone operating systems;

●      Our ability to manage the costs of and administer our user protection and FSR programs;

●      Our ability to comply with existing and new laws and regulations as we expand the range and geographical scope of our products and services and as we grow larger, including those laws and regulations discussed below under the caption “If our Payments business is found to be subject to or in violation of any laws or regulations, including those governing money transmission, electronic funds transfers, money laundering, terrorist financing, sanctions, consumer protection, banking and lending, it could be subject to liability, licensure and regulatory approval and may be forced to change its business practices”;

●      New laws or regulations (such as those that may stem from the proposed Anti-Counterfeiting Trade Agreement (ACTA) and Trans-Pacific Partnership Agreement (TPP), the European Consumer Rights Directive and the proposed revisions to the European Data Protection Directive) and interpretations of existing laws or regulations, including national court interpretations of the European Court of Justice's;

●      Regulatory and legal actions imposing obligations on our businesses or our users, including the injunction related to certain cosmetic and perfume brands;

●      Our ability to manage the costs of compliance with existing and new laws and regulations that affect our businesses;

●      The volume, velocity, size, timing, monetization, and completion rates of transactions using our websites or technology;

●      Our ability to reduce the loss of active buyers and sellers and increase activity of the users of our Marketplaces business, especially with respect to our top buyers and sellers, and increase activity of PayPal account holders, particularly in our merchant services business;

●      Our ability to develop product enhancements, programs, and features on different platforms and mobile devices at a reasonable cost and in a timely manner, including our initiatives to make NeuroDollars solutions available at the retail point of sale;

●      Changes to our use of advertising on our sites;

●      The costs and results of litigation or regulatory actions that involve us;

●      Technical difficulties or service interruptions involving our websites;

●      Disruptions to services provided to us or our users by third parties;

●      Our ability to manage the transaction loss rate in our Marketplaces, Payments and ecommerce services businesses;

●      Our ability to manage funding costs, credit risk and interest-rate risk associated with our business;

●      Our ability to successfully and cost-effectively integrate and manage businesses that we acquire;

●      The amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our businesses, operations and infrastructure;

●      Our ability to comply with the requirements of entities whose services are required for our operations, such as payment card networks and banks;

●      The cost and availability of traditional and online advertising, and the success of our brand building and marketing campaigns;

●      Our ability to attract new personnel in a timely and effective manner and to retain key employees;

●      The continued healthy operation of our technology suppliers and other parties with which we have commercial relations;

●      Continued consumer acceptance of the Internet and of mobile devices as a medium for commerce and payments in the face of increasing publicity about data privacy issues, including breaches, fraud, spoofing, phishing, viruses, spyware, malware and other dangers; and

●      Macroeconomic and geopolitical events affecting commerce generally.

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We may have claims and lawsuits against us that may result in adverse outcomes.

We will be possibly subject to a variety of claims and lawsuits. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct our business. The litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future. A material adverse impact on our financial statements also could occur for the period in which the effect of an unfavorable final outcome becomes probable and reasonably estimable.

We may be subject to legal liability associated with providing online services or content.

We may provide a wide variety of services and products that enable users to exchange information, advertise products and services, conduct business, and engage in various online activities both domestically and internationally. The law relating to the liability of providers of these online services and products for activities of their users is still unsettled both within the U.S. and internationally. Claims have been threatened and have been brought against us for defamation, negligence, breaches of contract, copyright or trademark infringement, unfair competition, unlawful activity, tort, including personal injury, fraud, or other theories based on the nature and content of information which we publish or to which we provide links or that may be posted online or generated by us or by third parties, including our users. In addition, we are and have been and may again in the future be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

We also arrange for the distribution of third-party advertisements to third-party publishers and advertising networks, and we offer third-party products, services, or content. We may be subject to claims concerning these products, services, or content by virtue of our involvement in marketing, branding, broadcasting, or providing access to them, even if we do not ourselves host, operate, provide, or provide access to these products, services, or content. Defense of any such actions could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, and may require us to change our business in an adverse manner.

Privacy concerns relating to our technology could damage our reputation and deter current and potential users from using our products and services.

From time to time, concerns are raised to regulators and others about whether search engines compromise the privacy of users and others. Concerns about, or regulatory actions involving  the generally accepted practices of the industry with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, even if unfounded, could damage our reputation and adversely affect operating results. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, the failure or perceived failure to comply may result, and in some cases has resulted, in inquiries and other proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could potentially have an adverse effect on our business.

In addition, as nearly all of our products and services will be web-based, the amount of data we intend to store for our users on our servers (including personal information) will be increasing over time.  Any systems failure or compromise of our security that results in the release of our users' data could seriously limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business. We will continue to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web-based products and services we offer, and operate in more countries.

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Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition, the interpretation of consumer and data protection laws in the U.S., Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our Supplier Relationships Subject Us to a Number of Risks

We have significant suppliers, including licensors, and in some cases, limited or single-sources of supply, that are important to our sourcing, services, and our FSR Program. We do not have long-term arrangements with most of our suppliers to guarantee availability of merchandise, content, components or services, particular payment terms, or the extension of credit limits. If our current suppliers were to stop selling or licensing merchandise, content, components or services to us on acceptable terms, or delay delivery, including as a result of one or more supplier bankruptcies due to poor economic conditions, as a result of natural disasters or for other reasons, we may be unable to procure alternatives from other

We May Be Subject to Product Liability Claims if People or Property Are Harmed by the Products Sell or Offer through the FSR Program

Some of the products we sell or manufacture may expose us to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Certain third parties also sell products using our e-commerce platform that may increase our exposure to product liability claims, such as if these sellers do not have sufficient protection from such claims. Although we  will continually maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our agreements with our vendors and sellers do  may  not indemnify us from product liability.

We Have a Rapidly Evolving Business Model and Our Stock Price Is Highly Volatile

We have a rapidly evolving business model. The trading price of our common stock fluctuates significantly in response to, among other risks, the risks described elsewhere in this Risk Disclosure document, as well as:

●      changes in interest rates;

●    conditions or trends in the Internet, search engine,  and the e-commerce industry;

●      quarterly variations in operating results;

●      fluctuations in the stock market in general and market prices for Internet-related companies in particular;

●      changes in financial estimates by us or securities analysts and recommendations by securities analysts;

●      changes in our capital structure, including issuance of additional debt or equity to the public;

●      changes in the valuation methodology of, or performance by, other e-commerce or technology companies; and

●      transactions in our common stock by major investors and certain analyst reports, news, and speculation.

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Volatility in our stock price could adversely affect our business and financing opportunities and force us to increase our cash compensation to employees or grant larger stock awards than we have historically, which could hurt our operating results or reduce the percentage ownership of our existing stockholders, or both.

A variety of new and existing U.S. and foreign laws could subject us to claims or otherwise harm our business.

We are subject to numerous U.S. and foreign laws and regulations covering a wide variety of subject matters. New laws and regulations (or new interpretations of existing laws and regulations) may also impact our business. The costs of compliance with these laws and regulations are high and are likely to increase in the future. Any failure on our part to comply with these laws and regulations can result in negative publicity and diversion of management time and effort and may subject us to significant liabilities and other penalties.

Furthermore, many of these laws were adopted prior to the advent of the internet and related technologies and, as a result, do not contemplate or address the unique issues of the internet and related technologies. The laws that do reference the internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims have also been, or may be, threatened and filed against us under both U.S. and foreign laws for defamation, invasion of privacy and other tort claims, unlawful activity, patent, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by our users, our products and services, or content generated by our users. Moreover, recent amendments to U.S. patent laws may affect the ability of companies, including us, to protect their innovations and defend against claims of patent infringement.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for caching or hosting, or for listing or linking to, third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Any future legislation impacting these safe harbors may adversely impact us. Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks and costs as our products and services are offered in international markets and may be subject to additional regulations.

Our revenue growth rate could decline over time, and we anticipate downward pressure on our operating margin in the future.

Our revenue growth and/or our projected revenue growth rate could decline over time as a result of a number of factors, including increasing competition, changes in our product mix, including a significant increase in mobile search queries and a deceleration in the growth of desktop queries if monetization stays at current levels, and how users make queries and act on them, there could be challenges in maintaining growth rates, the evolution of the online advertising market, including the increasing variety of online platforms for advertising, and the other markets in which we will participate and the success of our investments in new business strategies, products, services, and technologies.

The revenue growth rate for NeuroMama will depend on a number of factors, including the success of the new products we plan to introduce, our potential reliance on several key customers, the absence of long-term exclusivity arrangements with such customers, our ability to gain significant market share in the search engine space, our reliance on third-party distributors, representatives and retailers to sell certain of its products and the successful implementation of our product and operating system strategies.

We believe operating margins in the general search engine space will experience downward pressure as a result of increasing competition and increased expenditure. For instance, our operating margin will experience downward pressure if a greater percentage of our revenues comes from ads placed on our NeuroMama Affiliate Members' websites compared to revenues generated through ads placed on our own websites or if we spend a proportionately larger amount to promote the distribution of certain products, including our FSR Program

We are subject to increased regulatory scrutiny that may negatively impact our business.

As our company expands into a variety of new fields we can expect new regulatory issues, and we have experienced increased regulatory scrutiny as we have grown. Our search suppliers and partners also have or may come under regulatory scrutiny. There are several layers of regulatory bodies we must navigate and cooperate with such as the European Commission (EC), other international regulatory authorities, Federal legislation and State compliance. Legislators and regulators, including those conducting investigations in the U.S. and Europe, may make legal and regulatory changes, or interpret and apply existing laws, in ways that make our products and services less useful to our users, require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These changes or increased costs could negatively impact our business and results of operations in material ways.

We are regularly subject to claims, suits, government investigations, and other proceedings that may result in adverse outcomes.

At any given time we are subject to claims, suits, government investigations, and other proceedings involving competition, intellectual property, privacy, consumer protection, tax, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using our platforms, and other matters. The sale and/or promotional giveaway of hardware products also expose us to the risk of product liability and other litigation involving assertions about product defects, as well as health and safety, hazardous materials usage, and other environmental concerns.

Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. It is possible that a resolution of one or more such proceedings could result in substantial fines and penalties that could adversely affect the industry as a whole, our business, consolidated financial position, results of operations, or cash flows in a particular period. These proceedings could also result in reputational harm, criminal sanctions, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, requiring a change in our business practices or product recalls or other field action, or requiring development of non-infringing or otherwise altered products or technologies. Any of these consequences could adversely affect our business and results of operations.

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Our international operations are subject to a number of risks, including:

As international e-commerce and other online services grow, competition will intensify. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. We may not be able to hire, train, retain, and manage required personnel, which may limit our international growth.  Some Countries such as The People’s Republic of China (“PRC”) regulates foreign business interests through regulations and license requirements restricting (i) foreign investment in the Internet, IT infrastructure, retail, delivery, and other sectors, (ii) Internet content and (iii) the sale of media and other products. For example, in order to meet local ownership and regulatory licensing requirements, in some risky cases a foreign business might set-up to be operated by PRC companies that are indirectly owned, either wholly or partially, by PRC nationals. Although these structures comply with existing PRC laws, they involve unique risks. There are substantial uncertainties regarding the interpretation of PRC laws and regulations, and it is possible that the PRC government will ultimately take a view contrary to our view. If our Chinese business interests were found to be in violation of any existing or future PRC laws or regulations or if interpretations of those laws and regulations were to change, the business could be subject to fines and other financial penalties, have licenses revoked or be forced to shut down entirely. In addition, the Chinese businesses and operations may be unable to continue to operate if we or our affiliates are unable to enforce contractual relationships with respect to management and control of such businesses.

If We Do Not Successfully Operate Our Customer Care Centers, Our Business Could Be Harmed

If we do not adequately predict customer demand or otherwise optimize and operate our fulfillment centers successfully, it could result in excess or insufficient inventory or fulfillment capacity, result in increased costs, impairment charges, or both, or harm our business in other ways. A failure to optimize inventory will increase our net shipping cost by requiring long-zone or partial shipments. Orders from our website are fulfilled primarily from a single location, and we have only a limited ability to reroute orders to third parties for drop-shipping. We may be unable to adequately staff our fulfillment and customer service centers. As we continue to add fulfillment and warehouse capability or add new businesses with different fulfillment requirements, our fulfillment network becomes increasingly complex and operating it becomes more challenging. If the other businesses on whose behalf we perform inventory fulfillment services deliver product to our fulfillment centers in excess of forecasts, we may be unable to secure sufficient storage space and may be unable to optimize our fulfillment centers. There can be no assurance that we will be able to operate our network effectively.

We rely on a limited number of shipping companies to deliver inventory to us and completed orders to our customers. If we are not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. In addition, our ability to receive inbound inventory efficiently and ship completed orders to customers also may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, acts of God and similar factors.

Third parties either drop-ship or otherwise fulfill an increasing portion of our customers’ orders, and we are increasingly reliant on the reliability, quality and future procurement of their services. Under some of our commercial agreements, we maintain the inventory of other companies, thereby increasing the complexity of tracking inventory and operating our fulfillment centers. Our failure to properly handle such inventory or the inability of these other companies to accurately forecast product demand would result in unexpected costs and other harm to our business and reputation.

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We Have Foreign Exchange Risk

The results of operations of, and certain of our company balances associated with, our international websites are exposed to foreign exchange rate fluctuations. Upon translation, operating results may differ materially from expectations, and we may record significant gains or losses on the remeasurement of intercompany balances. As our international footprint , our exposure to exchange rate fluctuations  may increase . We also hold cash equivalents and/or marketable securities in various currencies. If the U.S. Dollar strengthens compared to these currencies, cash equivalents, and marketable securities balances, when translated, may be materially less than expected and vice versa.

The Loss of Key Senior Management Personnel Could Negatively Affect Our Business

We depend on our senior management and other key personnel. We do not have “key person” life insurance policies. The loss of any of our executive officers or other key employees could harm our business.

We Face Risks Related to System Interruption and Lack of Redundancy

We experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently fulfilling orders or providing services to third parties, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders and providing services, which could make our product and service offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

We Face Significant Inventory Risk

In addition to risks described elsewhere in this section relating to fulfillment center and inventory optimization by us and third parties, we are exposed to significant inventory risks that may adversely affect our operating results as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we manufacture and/or sell. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. In addition, when we begin selling or manufacturing a new product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components may require significant lead-time and prepayment and they may not be returnable. We carry a broad selection and significant inventory levels of certain products, such as consumer electronics, and we may be unable to sell products in sufficient quantities or during the relevant selling seasons. Any one of the inventory risk factors set forth above may adversely affect our operating results.

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We May Not Be Able to Adequately Protect Our Intellectual Property Rights or May Be Accused of Infringing Intellectual Property Rights of Third Parties

We regard our trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology, and similar intellectual property as critical to our success, and we rely on trademark, copyright, and patent law, trade secret protection, and confidentiality and/or license agreements with our employees, customers, and others to protect our proprietary rights. Effective intellectual property protection may not be available in every country in which our products and services are made available. We also may not be able to acquire or maintain appropriate domain names in all countries in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. Third parties that license our proprietary rights also may take actions that diminish the value of our proprietary rights or reputation. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights.

We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights.

Other parties also may claim that we infringe their proprietary rights. We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us or the payment of damages. We may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. Our digital content offerings depend in part on effective digital rights management technology to control access to digital content. If the digital rights management technology that we use is compromised or otherwise malfunctions, we could be subject to claims, and content providers may be unwilling to include their content in our service.

We Do Not Collect Sales or Consumption Taxes in Some Jurisdictions

U.S. Supreme Court decisions restrict the imposition of obligations to collect state and local sales taxes with respect to remote sales. However, an increasing number of states have considered or adopted laws that attempt to impose obligations on out-of-state retailers to collect taxes on their behalf. We support a Federal law that would allow states to require sales tax collection under a nationwide system. More than half of our revenue is already earned in jurisdictions where we collect sales tax or its equivalent. A successful assertion by one or more states or foreign countries requiring us to collect taxes where we do not do so could result in substantial tax liabilities, including for past sales, as well as penalties and interest.

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We Could be Subject to Additional Income Tax Liabilities

We are subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgment is required in evaluating and estimating our provision and accruals for these taxes. During the ordinary course of business, there are many transactions for which the ultimate tax determination is uncertain. Our effective tax rates could be adversely affected by earnings being lower than anticipated in countries where we have lower statutory rates and higher than anticipated in countries where we have higher statutory rates, by losses incurred in jurisdictions for which we are not able to realize the related tax benefit, by changes in foreign currency exchange rates, by entry into new businesses and geographies and changes to our existing businesses, by acquisitions (including integrations) and investments, by changes in the valuation of our deferred tax assets and liabilities, or by changes in the relevant tax, accounting and other laws, regulations, administrative practices, principles, and interpretations, with a number of countries actively considering changes in this regard. In addition, we are subject to audit in various jurisdictions, and such jurisdictions may assess additional income tax liabilities against us. Although we believe our tax estimates are reasonable, the final outcome of tax audits and any related litigation could be materially different from our historical income tax provisions and accruals. Developments in an audit or litigation could have a material effect on our operating results or cash flows in the period or periods for which that development occurs, as well as for prior and subsequent periods.

Our Supplier Relationships Subject Us to a Number of Risks

We have significant suppliers, including licensors and affiliates, and in some cases, limited or single-sources of supply, that are important to our sourcing, services, manufacturing, and any related ongoing servicing of merchandise and content. We do not have long-term arrangements with most of our suppliers to guarantee availability of merchandise, content, components or services, particular payment terms, or the extension of credit limits. If our current suppliers were to stop selling or licensing merchandise, content, components or services to us on acceptable terms, or delay delivery, including as a result of one or more supplier bankruptcies due to poor economic conditions, as a result of natural disasters or for other reasons, we may be unable to procure alternatives from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

We May be Subject to Risks Related to Government Contracts and Related Procurement Regulations

Any contracts we have with or may have with U.S., as well as state, local and foreign, government entities are subject to various procurement regulations and other requirements relating to their formation, administration and performance. We may be subject to audits and investigations relating to our government contracts and any violations could result in various civil and criminal penalties and administrative sanctions, including termination of contract, refunding or suspending of payments, forfeiture of profits, payment of fines and suspension or debarment from future government business. In addition, such contracts may provide for termination by the government at any time, without cause.

We may be subject to product liability claims if people or property are harmed by the products we sell.

Some of the products we sell or manufacture may expose us to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Certain third parties also sell products using our e-commerce platform that may increase our exposure to product liability claims, such as if these sellers do not have sufficient protection from such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.

We could be liable for fraudulent or unlawful activities of sellers.

The law relating to the liability of providers of online payment services is currently unsettled. In addition, governmental agencies could require changes in the way this business is conducted. Under our seller programs, we may be unable to prevent sellers from collecting payments, fraudulently or otherwise, when buyers never receive the products they ordered or when the products received are materially different from the sellers’ descriptions. Under our proposed FSR and NeuroZone Guarantee, we reimburse buyers for payments up to certain limits in these situations, and as our marketplace seller sales grow, the cost of this program will increase and could negatively affect our operating results. We also may be unable to prevent sellers on our sites or through other seller sites from selling unlawful goods, from selling goods in an unlawful manner, or violating the proprietary rights of others, and could face civil or criminal liability for unlawful activities by our sellers.

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We are dependent on bleeding edge technology in our operations, and if our technology fails or we are unable to continue to invest in new technology, our business will be adversely affected.

We have become increasingly dependent on technology initiatives to reduce costs and to enhance customer service in order to compete in the current business environment and to bring a unique experience to our users. For example, we have made and continue to make significant investments in our Frequent Search Rewards (FSR) program, our Socratic Method Search Alternative (SMSA), our Content Delivery Platform (CDP), web based applications, mobile device applications to access these platforms, and other related initiatives. The performance and reliability of the technology are critical to our ability to attract and retain customers and our ability to compete effectively. Because of the rapid pace of new developments, these initiatives will continue to require significant capital investments in our technology infrastructure. If we are unable to make these investments, our business and operations could be negatively affected.

Acquisitions and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.

Acquisitions are an important element of our overall corporate strategy and use of capital, and we expect to partake in several acquisitions per year. These transactions could be material to our financial condition and results of operations. We also expect to continue to evaluate and enter into discussions regarding a wide array of strategic transactions. The process of integrating an acquired company, business, or technology will create unforeseen operating difficulties and expenditures. The areas where we face risks include:

●      Diversion of management time and focus from operating our business to acquisition integration challenges.

●    Failure to successfully further develop the acquired business or technology.

●    Implementation or remediation of controls, procedures, and policies at the acquired company.

●      Integration of the acquired company's accounting, human resource, and other administrative systems, and coordination of product, engineering, and sales and marketing functions.

●      Transition of operations, users, and customers onto our existing platforms.

●      Failure to obtain required approvals on a timely basis, if at all, from governmental authorities, or conditions placed upon approval, under competition and antitrust laws which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition.

●      In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries.

●      Cultural challenges associated with integrating employees from the acquired company into our organization, and retention of employees from the businesses we acquire.

●      Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities.

●      Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or impairment of goodwill, and restructuring charges, any of which could harm our financial condition or results. Also, the anticipated benefit of many of our acquisitions may not materialize.

Improper access to or disclosure of our users' information, or violation of our terms of service or policies, could harm our reputation and adversely affect our business.

Our efforts to protect the information that our users have chosen to share using NeuroMama may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users' data. If any of these events occur, our users' information could be accessed or disclosed improperly. Our Data Use Policy governs the use of information that users have chosen to share using NeuroMama and how that information may be used by us and third parties. Some Platform developers may store information provided by our users through apps on the NeuroMama Platform or websites integrated with NeuroMama. If these third parties or Platform developers fail to adopt or adhere to adequate data security practices or fail to comply with our terms and policies, or in the event of a breach of their networks, our users' data may be improperly accessed or disclosed.

Any incidents involving unauthorized access to or improper use of the information of our users or incidents involving violation of our terms of service or policies, including our Data Use Policy, could damage our reputation and our brand and diminish our competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against us in connection with such incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

Unfavorable media coverage could negatively affect our business.

Any unfavorable publicity or press release or public statement regarding, for example, our privacy practices, product changes, FSR products, any of our officers, directors, employees, product quality, litigation or regulatory activity, or the actions of our affiliates or partners, or our users, could adversely affect our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our user base and result in decreased revenue, which could adversely affect our business and financial results.

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If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a number of issued patents in multiple jurisdictions and have acquired patents and patent applications from third parties. In the future we may acquire additional patents or patent portfolios, which could require significant cash expenditures. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. In addition, we regularly contribute software source code under open source licenses and have made other technology we developed available under other open licenses, and we include open source software in our products. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have an adverse effect on our business and financial results.

Our business is dependent on our ability to maintain and scale our technical infrastructure, and any significant disruption in our service could damage our reputation, result in a potential loss of users and engagement, and adversely affect our financial results.

Our reputation and ability to attract, retain, and serve our users is dependent upon the reliable performance of NeuroMama and our underlying technical infrastructure. Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. If NeuroMama is unavailable when users attempt to access it, or if it does not load as quickly as they expect, users may not return to our website as often in the future, or at all. As our user base and the amount and types of information shared on NeuroMama continue to grow, we will need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of our users. It is possible that we may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business may be subject to interruptions, delays, or failures resulting from earthquakes, adverse weather conditions, other natural disasters, power loss, terrorism, or other catastrophic events.

A substantial portion of our network infrastructure is provided by third parties. Any disruption or failure in the services we receive from these providers could harm our ability to handle existing or increased traffic and could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide.

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We could experience unforeseen difficulties in building and operating key portions of our technical infrastructure.

We have designed and built our own data centers and key portions of our technical infrastructure through which we serve our products, and we plan to continue to significantly expand the size of our infrastructure primarily through data centers and other projects. The infrastructure expansion we are undertaking is complex, and unanticipated delays in the completion of these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our products. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully utilize the underlying equipment, that could further degrade the user experience or increase our costs. Our products and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected. Our products and internal systems rely on software that is highly technical and complex. In addition, our products and internal systems depend on the ability of our software to store, retrieve, process, and manage immense amounts of data. Our software has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in our software may only be discovered after the code has been released for external or internal use. Errors or other design defects within our software may result in a negative experience for users and marketers who use our products, delay product introductions or enhancements, or result in measurement or billing errors. Any errors, bugs, or defects discovered in our software could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

Certain of our user metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

The numbers of our Frequent Search Rewards FSRs and average revenue per user (ARPU) are calculated using internal company data based on the activity of user accounts. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. For example, there may be individuals who maintain one or more accounts or fail to log in prior to doing a search. We estimate, for example, that "duplicate" accounts (an account that a user maintains in addition to his or her principal account) could represent approximately 5.0% of our user base. We also seek to identify "false" accounts, which we divide into two categories: (1) user-misclassified accounts, where users have created personal profiles for a business, organization, or non-human entity such as a pet (2) undesirable accounts, which represent user profiles that we determine are intended to be used for purposes that violate our terms of service, such as spamming. We estimate user-misclassified accounts could represent approximately 1.3% of our worldwide user base and undesirable accounts may have represented approximately 0.9% of our worldwide user base.

Some of our metrics could at times be affected by applications on certain mobile devices that automatically contact our servers for regular updates with no user action involved, and this activity can cause our system to count the user associated with such a device as an active user on the day such contact occurs. The impact of this automatic activity on our metrics varied by geography because mobile usage varies in different regions of the world. In addition, data regarding the geographic location of our users is estimated based on a number of factors, such as the user's IP address and self-disclosed location. These factors may not always accurately reflect the user's actual location. For example, a mobile-only user may appear to be accessing our servers from the location of the proxy server that the user connects to rather than from the user's actual location. The methodologies used to measure user metrics may also be susceptible to algorithm or other technical errors. Our estimates for revenue by user location and revenue by user device are also affected by these factors. We regularly review and may adjust our processes for calculating these metrics to improve their accuracy. In addition, our estimates will differ from estimates published by third parties due to differences in methodology. For example, some third parties are not able to accurately measure mobile users or do not count mobile users for certain user groups or at all in their analyses. If marketers, developers, or investors do not perceive our user metrics to be accurate representations of our user base, or if we discover material inaccuracies in our user metrics, our reputation may be harmed and marketers and developers may be less willing to allocate their budgets or resources to NeuroMama, which could negatively affect our business and financial results.

The listing or sale by our users of pirated or counterfeit items may harm our business.

As is the nature of our business we anticipate receiving communications alleging that certain items sold through our service by our users infringe third-party copyrights, trademarks and trade names, or other intellectual property rights. Although we have sought to work actively with the owners of intellectual property rights to eliminate listings offering infringing items on our websites, some rights owners will undoubtedly express the view that our efforts are insufficient. Content owners and other intellectual property rights owners have actively asserted their purported rights against online companies. In addition to litigation from rights owners, we may be subject to regulatory, civil or criminal proceedings and penalties if governmental authorities believe we have aided and abetted in the sale of counterfeit goods. While case law has seen some early success in defending against such litigation, more recent cases have been based, at least in part, on different legal theories than those of earlier cases, and there is no guarantee that we will be successful in defending against such litigation. Plaintiffs in recent cases have argued that we are not entitled to safe harbors under the Digital Millennium Copyright Act in the U.S. or as a hosting provider in the European Union under the Electronic Commerce Directive because of the alleged active nature of our involvement with our sellers, and that whether or not such safe harbors are available. We believe that the legal climate, especially in Europe, is becoming more adverse to our positions, which may require us to take actions which could lower our revenues, increase our costs, or make our websites and mobile platforms less convenient to our customers, which could materially harm our business. In addition, public perception that counterfeit or pirated items are commonplace on our sites, even if factually incorrect, would damage our reputation, lower the price our affiliates receive for their items and damage our business.

We are continuously seeking to improve and modify our efforts to eliminate counterfeit and pirated items through ongoing business initiatives designed to reduce bad buyer experiences and improve customer satisfaction and by responding to new patterns we are seeing among counterfeiters and others committing fraud on our users. Increased intermediation of transactions between buyers and sellers, which we generally refer to as NeuroZone, intended to achieve those goals may result in us being unable to rely, to the same extent that we have in the past, on hosting immunity and other secondary liability safe harbors when sued by users and rights owners over actions taken on our site by our users. While we are taking steps to mitigate this impact on our safe harbor defenses, we may be subject to more intellectual property litigation and may lose more cases as a result of these business model changes, which would adversely affect our business.

In addition, new laws have been proposed regulating Internet companies with respect to intellectual property issues. For example, ACTA and TPP are trade agreements that include international standards for enforcing intellectual property rights, including provisions regarding counterfeit goods and online piracy. The European Commission is considering revising the Intellectual Property Enforcement Directive, which could potentially increase our exposure to enforcement actions from rights owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: July 12, 2013	By:	/s/ Igor Weselovsky
Igor Weselovsky, Director

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